UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/31/2011

INFOSPACE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 108th Avenue NE
Suite 1200
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On January 31, 2011, InfoSpace, Inc. and its subsidiary InfoSpace Sales LLC (collectively, "InfoSpace") entered into the Yahoo Publisher Network Contract #1-23975446 (the "Agreement") with Yahoo! Inc. and its subsidiary Yahoo! Sarl (collectively, "Yahoo!"). This Agreement has similar terms to the Yahoo! Publisher Network Service Order #1-9935871 dated November 26, 2007, between InfoSpace and Yahoo!, which expires on January 31, 2011. This Agreement continues the relationship between InfoSpace and Yahoo! to provide Yahoo! search results and advertisements on InfoSpace's search websites and services and on search websites and services provided by InfoSpace to its network of distribution partners. Under the terms of the Agreement, Yahoo! will pay InfoSpace a percentage of the revenue collected by Yahoo! as a result of Internet users clicking on advertisements provided by Yahoo! and displayed on InfoSpace's search websites and services and those of its distribution partners. The Agreement is effective as of January 1, 2011, and its term continues until December 31, 2013, after which it automatically renews for additional one-year periods unless either party gives notice of non-renewal at least 90 days before the expiration of the then-current term.

Item 7.01.    Regulation FD Disclosure

On February 2, 2011, InfoSpace issued a press release announcing the execution of an agreement with Yahoo! Inc. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1 Press release dated February 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSPACE, INC.

Date: February 02, 2011	By:	/s/ Alesia L. Pinney
Alesia L. Pinney
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated February 2, 2011